Exhibit 10.1

CONSENT AND AMENDMENT TO CREDIT AGREEMENT

This CONSENT AND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 2, 2015, is entered into by and among PLATINUM UNDERWRITERS HOLDINGS, LTD., a Bermuda exempted company (“Platinum Holdings”), the subsidiaries of Platinum Holdings party hereto (the “Subsidiary Credit Parties”), the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”).

RECITALS

A. Platinum Holdings, the Subsidiary Credit Parties, the Lenders and the Administrative Agent are parties to a Third Amended and Restated Credit Agreement, dated as of April 9, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders party thereto have made available to the Credit Parties a revolving credit facility in the aggregate principal amount of $300,000,000 for the making of revolving loans and the issuance of standby letters of credit. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B. Platinum Holdings has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 23, 2014, with RenaissanceRe Holdings Ltd., a Bermuda exempted company (“RenRe Holdings”), and Port Holdings Ltd., a Bermuda exempted company and a wholly owned subsidiary of RenRe Holdings (“Port Holdings”), pursuant to which Platinum Holdings will merge with Port Holdings, with Platinum Holdings being the surviving entity and becoming a wholly owned subsidiary of RenRe Holdings (the “Merger”).

C. The Credit Parties have requested that (i) the Lenders party hereto (the “Required Lenders”) consent to the Merger and waive any noncompliance with Sections 8.1 and 9.1(m) of the Credit Agreement that would result from the Merger, (ii) the Credit Agreement be amended, effective upon the consummation of the Merger, to, among other things, (a) terminate the Commitments of the Lenders to make Loans, (b) reduce the aggregate Commitments of the Lenders to Issue and/or participate in Letters of Credit to $100,000,000 and (c) to make certain other amendments to the Credit Agreement.

D. The Administrative Agent and the Required Lenders are willing to consent to the Merger and to amend the Credit Agreement on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

LIMITED CONSENT

The Required Lenders hereby consent to the Merger and waive any Default or Event of Default under Section 8.1 and Section 9.1(m) of the Credit Agreement that would otherwise result from the Merger; provided that, the Merger shall have been consummated substantially in accordance with the terms of the Merger Agreement in all material respects and without giving effect to any modifications, amendments, consents or waivers of the terms of the Merger Agreement that are material and adverse to the Lenders or the Administrative Agent as reasonably determined by the Administrative Agent, without the prior consent of the Required Lenders (such consent not to be unreasonably withheld, delayed or conditioned).

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

2.1 Amendments to the Credit Agreement. Effective upon the Amendment Effective Date (as defined below), the Credit Agreement shall be automatically amended as follows.

(a) Termination of Revolving Loan Sublimit. The Commitments of the Lenders to make Loans to the Borrowers pursuant to Section 2.1 of the Credit Agreement shall be terminated and the definition of “Revolving Loan Sublimit” is hereby amended by deleting the figure “$100,000,000” and substituting therefor the figure “$0.” For the avoidance of doubt, the Fronting Bank’s and the Lenders’ Commitments to Issue and/or participate in Letters of Credit pursuant to Section 2.1 of the Credit Agreement shall remain in full force and effect, as reduced pursuant to Section 2.1(b) of this Amendment.

(b) Reduction of Commitments. The aggregate Commitments of the Lenders under the Credit Agreement to Issue and/or participate in Letters of Credit shall be reduced to $100,000,000. Schedule 1.1(a) of the Credit Agreement is hereby replaced with Schedule 1.1(a) attached hereto.

(c) Amendments to Defined Terms.

(i) The defined term “Credit Documents” shall be amended and restated in its entirety as follows.

“Credit Documents” means this Agreement, the Consent and Amendment, the Letter of Credit Documents, the Fee Letters, the Security Agreement, all of the other Security Documents, the RenRe Holdings Guaranty and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of any Credit Party with respect to this Agreement; but specifically excluding any Hedge Agreement to which Platinum Holdings or any of its Subsidiaries and any Hedge Party are parties.

(ii) The following defined terms shall be added to Section 1.1 of the Credit Agreement in appropriate alphabetical order.

“Amendment Effective Date” has the meaning set forth in the Consent and Amendment.

“Consent and Amendment” means the Consent and Amendment, dated as of March 2, 2015, between Platinum Holdings, the Subsidiary Credit Parties, the Lenders party thereto and the Administrative Agent.

“RenRe Holdings” means RenaissanceRe Holdings Ltd., a Bermuda exempted company.

“RenRe Holdings Credit Agreement” means the Credit Agreement, dated as of May 17, 2012, among RenRe Holdings, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

“RenRe Holdings Guaranty” means the Guaranty executed as of the Amendment Effective Date by RenRe Holdings in favor of the Lenders, the Fronting Bank and the Administrative Agent pursuant to the Consent and Amendment.

(d) Section 2.6(c) of the Credit Agreement shall be amended and restated in its entirety as follows.

“(c) Subject to the provisions of Section 3.9(a), in the event that, at any time, the aggregate Loans and L/C Obligations of any Credit Party exceeds the Borrowing Base of such Credit Party at such time, such Credit Party shall within three Business Days deposit into a Custodial Account Eligible Collateral or prepay its Loans or reduce its L/C Obligations, or a combination of the foregoing, in an amount sufficient to eliminate such excess.”

(e) Deletion of Certain Affirmative Covenants. Each of Sections 6.1, 6.2, 6.3(a), 6.3(b), 6.3(c), 6.3(e), 6.3(f), 6.6, 6.7, 6.8, and 6.9 of the Credit Agreement shall be deleted in its entirety and replaced with “[Reserved].”

(f) Deletion of Financial Covenants. Each of Sections 7.1 and 7.2 of the Credit Agreement shall be deleted in its entirety and replaced with “[Reserved].”

(g) Deletion of Certain Negative Covenants. Each of Sections 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12 and 8.13 shall be deleted in its entirety and replaced with “[Reserved].”

(h) Fundamental Changes. Section 8.1 of the Credit shall be amended and restated in its entirety as follows.

“Fundamental Changes. Such Credit Party will not (a) liquidate, wind up or dissolve, and (b) solely with respect to any Credit Party that is an Account Party, such Account Party will not enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that such Account Party may merge into or consolidate with any other Person so long as (y) the surviving corporation is either (i) such Account Party or (ii) a Wholly Owned Subsidiary of RenRe Holdings

organized under the laws of Bermuda or the United States of America, and (z) immediately after giving effect thereto, no Default or Event of Default would occur or exist.”

(i) Events of Default. Section 9.1 of the Credit Agreement shall be amended as follows.

(i) Section 9.1(d) shall be amended by replacing the phrase “any Credit Party” in such Section with “RenRe Holdings or any Credit Party”.

(ii) Section 9.1(f) shall be amended by replacing the phrase “Platinum Holdings or any of its Material Subsidiaries” in such Section with “RenRe Holdings, Platinum Holdings or any of the Material Subsidiaries of Platinum Holdings”.

(iii) Section 9.1(g) shall be amended by replacing the phrase “Platinum Holdings or any of its Material Subsidiaries” in such Section with “RenRe Holdings, Platinum Holdings or any of the Material Subsidiaries of Platinum Holdings”.

(iv) Section 9.1(k) shall be amended and restated in its entirety as follows.

“(k) At any time, any Subsidiary Credit Party shall cease to be a Wholly Owned Subsidiary of RenRe Holdings other than as otherwise permitted in this Agreement; or”

(v) Section 9.1(m) shall be amended and restated in its entirety as follows.

“(m) (i) RenRe Holdings shall fail (1) to pay any amounts under the RenRe Holdings Guaranty when due, (2) to comply with the covenants set forth in Section 6.2 of the RenRe Holdings Guaranty or (3) to observe, perform or comply with any other condition, covenant or agreement contained in the RenRe Holdings Guaranty and such failure to observe, perform or comply shall continue for a period of 30 days from the earlier of (I) the date on which any of the Chief Executive Officer, Chief Financial Officer, Treasurer, General Counsel or Controller of Guarantor acquires knowledge of such failure and (II) the date the Administrative Agent has given notice of such failure to Guarantor, (ii) the obligations of RenRe Holdings under the RenRe Holdings Guaranty shall for any reason terminate or cease, in whole or in material part, to be a legally valid and binding obligation of RenRe Holdings, or RenRe Holdings or any Person acting for or on behalf of RenRe Holdings shall contest the validity or binding nature of the RenRe Holdings Guaranty, or (iii) there shall occur an Event of Default under and as defined in the RenRe Holdings Credit Agreement.”

(j) Section 11.4 of the Credit Agreement shall be amended to add Section 11.4(d) as follows.

“(d) Each notice given to a Credit Party shall also be given concurrently to RenRe Holdings at the address set forth in the RenRe Holdings Guaranty.”

ARTICLE III

CONDITIONS OF EFFECTIVENESS

3.1 The limited consent set forth in Article I shall become effective as of the date when, and only when, the Administrative Agent shall have received an executed counterpart of this Amendment from the Credit Parties and Lenders constituting Required Lenders under the Credit Agreement.

3.2 The amendments set forth in Section 2.1 hereof shall become effective as of the date (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent shall have received an executed counterpart of this Amendment from the Credit Parties and Lenders constituting Required Lenders under the Credit Agreement;

(b) The Merger shall have been consummated substantially simultaneously with the Amendment Effective Date in accordance with the terms of the Merger Agreement in all material respects and without giving effect to any modifications, amendments, consents or waivers of the terms of the Merger Agreement that are material and adverse to the Lenders, the Fronting Bank or the Administrative Agent as reasonably determined by the Administrative Agent, without the prior consent of the Required Lenders (such consent not to be unreasonably withheld, delayed or conditioned).

(c) The Administrative Agent shall have received an executed Guaranty from RenRe Holdings in substantially the form attached hereto as Exhibit A (the “RenRe Holdings Guaranty”);

(d) The Administrative Agent shall have received a certificate, signed by a Responsible Officer of Platinum Holdings, in form and substance reasonably satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents (including the representations and warranties set forth in Article IV hereof) are true and correct as of the Amendment Effective Date, immediately after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), and (ii) no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date, immediately after giving effect to this Amendment;

(e) The Administrative Agent shall have received a certificate of the secretary, an assistant secretary or other appropriate officer of Platinum Holdings, in form and substance reasonably satisfactory to the Administrative Agent, certifying that (i) attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of Platinum Holdings as in effect immediately following the consummation of the Merger and (ii) attached thereto is a true and complete copy of the bylaws or similar governing document of Platinum Holdings as in effect immediately following the consummation of the Merger;

(f) The Administrative Agent shall have received a certificate of the secretary, an assistant secretary or other appropriate officer of RenRe Holdings, in form and substance reasonably satisfactory to the Administrative Agent, certifying that (i) attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of RenRe Holdings, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) attached thereto is a true and complete copy of the bylaws or similar governing document of RenRe Holdings, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of RenRe Holdings authorizing the execution, delivery and performance of the RenRe Holdings Guaranty, and as to the incumbency and genuineness of the signature of each officer of RenRe Holdings executing the RenRe Holdings Guaranty;

(g) There shall be no Loans outstanding on the Amendment Effective Date and the aggregate Letter of Credit Exposure of the Lenders on the Amendment Effective Date shall not be greater than $100,000,000;

(h) Each Lender shall have received such other documentation or information regarding RenRe Holdings required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, as each Lender may reasonably request at least five Business Days prior to the consummation of the Merger;

(i) All material governmental authorizations and approvals necessary in connection with the consummation of the Merger shall have been obtained and shall remain in effect and shall not impose any restriction or condition materially adverse to the Administrative Agent, the Fronting Bank or the Lenders; and no law or regulation shall be applicable that seeks to enjoin, restrain, restrict, set aside or prohibit, or impose materially adverse conditions upon, the consummation of the Merger; and all third-party consents necessary in connection with the consummation of the Merger shall have been obtained and remain in effect (except for any third-party consents with respect to which the failure to obtain such consents would not result in a Material Adverse Effect); and

(j) The Credit Parties shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Fronting Bank and the Lenders to enter into this Amendment, each Credit Party represents and warrants to the Administrative Agent, the Fronting Bank and the Lenders as follows:

4.1 Authorization; Enforceability. Such Credit Party has taken all necessary corporate action to execute, deliver and perform this Amendment and has validly executed and delivered this Amendment. This Amendment constitutes the legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles regardless of whether enforceability is considered in a proceeding in equity or at law.

4.2 No Violation. The execution, delivery and performance by each Credit Party of this Amendment, and compliance by it with the terms hereof, do not and will not (i) violate any provision of its articles of incorporation or formation, bylaws or other applicable formation or organizational documents, (ii) contravene any other Requirement of Law applicable to it or (iii) conflict with, result in a breach of, or result in the creation of any Lien under, or require any payment to be made under, or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties are bound or to which it is subject, other than, in the case of clauses (ii) and (iii), such contraventions, conflicts, breaches, Liens, payments and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.3 Governmental and Third-Party Authorization. No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other third-party Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by such Credit Party of this Amendment or the legality, validity or enforceability hereof.

ARTICLE V

ACKNOWLEDGEMENT AND CONFIRMATION

Each Credit Party hereby confirms and agrees that, after giving effect to this Amendment, and except as expressly amended hereby, the Credit Agreement and the other Credit Documents to which it is a party remain in full force and effect and enforceable against it in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect. Each Credit Party represents and warrants to the Administrative Agent, the Fronting Bank and the Lenders that as of the Amendment Effective Date it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the execution of this Amendment. The amendments contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations of the Credit Parties evidenced by or arising under the Credit Agreement and the other Credit Documents. This acknowledgement and confirmation by the Credit Parties is made and delivered to induce the Administrative Agent, the Fronting Bank and the Lenders to enter into this Amendment, and the Credit Parties acknowledge that the Administrative Agent, the Fronting Bank and the Lenders would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE VI

MISCELLANEOUS

6.1 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

6.2 Credit Document. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

6.3 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

6.4 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

6.5 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

6.6 Counterparts; Integration. This Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:	/s/ Gareth S. Bahlmann
Name:	Gareth S. Bahlmann
Title:	Assistant Secretary

PLATINUM UNDERWRITERS BERMUDA, LTD.

By:	/s/ Gareth S. Bahlmann
Name:	Gareth S. Bahlmann
Title:	Assistant Secretary

PLATINUM UNDERWRITERS REINSURANCE, INC.

By:	/s/ Gareth S. Bahlmann
Name:	Gareth S. Bahlmann
Title:	Assistant Secretary

PLATINUM UNDERWRITERS FINANCE, INC.

By:	/s/ Gareth S. Bahlmann
Name:	Gareth S. Bahlmann
Title:	Assistant Secretary

SIGNATURE PAGE TO

CONSENT AND AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Fronting Bank and as a Lender

By:	/s/ Karen Hanke
Name:	Karen Hanke
Title:	Managing Director

SIGNATURE PAGE TO

CONSENT AND AMENDMENT TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

By:	/s/ Inna Kotsubey
Name:	Inna Kotsubey
Title:	Vice President

SIGNATURE PAGE TO

CONSENT AND AMENDMENT TO CREDIT AGREEMENT

ING BANK N.V., as Documentation Agent and as a Lender

By:	/s/ M.E.R. Sharman
Name:	M.E.R. Sharman
Title:	Managing Director

By:	/s/ M.D. Riordan
Name:	M.D. Riordan
Title:	Managing Director

SIGNATURE PAGE TO

CONSENT AND AMENDMENT TO CREDIT AGREEMENT

NATIONAL AUSTRALIA BANK LIMITED, as Documentation Agent and as a Lender

By:	/s/ Helen Hsu
Name:	Helen Hsu
Title:	Director

SIGNATURE PAGE TO

CONSENT AND AMENDMENT TO CREDIT AGREEMENT

Exhibit A

RenRe Holdings Guaranty

[see attached]

Schedule 1.1(a)

Commitments and Notice Addresses

Commitments

Lender	Commitment
Wells Fargo Bank, National Association	$22,500,000.00
U.S. Bank National Association	$22,500,000.00
ING Bank N.V.	$22,500,000.00
National Australia Bank Limited	$22,500,000.00
State Street Bank and Trust Company	$10,000,000.00

Total	$100,000,000.00

Notice Addresses for Credit Parties1

Platinum Underwriters Holdings, Ltd.

Address:

Renaissance House

12 Crow Lane

Pembroke, HM-19

Bermuda

Attention:

Chief Financial Officer

General Counsel

Fax: (441) 295-4513

Platinum Underwriters Bermuda, Ltd.

Address:

Renaissance House

12 Crow Lane

Pembroke, HM-19

Bermuda

Attention:

Chief Financial Officer

Fax: (441) 295-4513

[1]	Platinum Underwriters Finance, Inc. is the agent to receive, accept and acknowledge for and on behalf Platinum Underwriters Bermuda, Ltd. and Platinum Underwriters Holdings, Ltd. and in respect of their respective properties, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding arising under or as a result of the Credit Agreement or any other Credit Documents.

Platinum Underwriters Reinsurance, Inc.

Address:

140 Broadway

Suite 4200

New York, NY 10005

USA

Attention:

Chief Financial Officer

General Counsel

Fax: (212) 238-9626

Platinum Underwriters Finance, Inc.

Address:

140 Broadway

Suite 4200

New York, NY 10005

USA

Attention:

Chief Financial Officer

General Counsel

Fax: (212) 238-9466

•	Each notice given to a Credit Party shall also be given concurrently to RenRe Holdings at the address set forth in the RenRe Holdings Guaranty.

Notice Addresses for Administrative Agent/Wells Fargo as Fronting Bank

Administrative Agent’s Office

(for payments and requests for Credit Extensions):

Wells Fargo Bank, National Association, as Administrative Agent

1525 W. W.T. Harris Blvd.

Building 1B1 East, MAC D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Telephone: (704) 590-2706

Facsimile: (704) 590-2782

with a copy to:

Wells Fargo Bank, National Association, as Administrative Agent

One Wells Fargo Center, 14th Floor, MAC D1053-144

301 South College Street

Charlotte, North Carolina 28202

Attention: Karen Hanke

Telephone: (704) 374-3061

Facsimile: (704) 715-1486

Instructions for wire transfers to the Administrative Agent:

Wells Fargo Bank, National Association

ABA Routing No. 121000248

Charlotte, North Carolina

Account Number: 01459670001944

Account Name: Agency Services Clearing Account

Ref: Platinum Underwriters Holdings, Ltd.

Attn: Financial Cash Controls

Other Notices as Administrative Agent:

Wells Fargo Bank, National Association, as Administrative Agent

One Wells Fargo Center, 14th Floor, MAC D1053-144

301 South College Street

Charlotte, North Carolina 28202

Attention: Karen Hanke

Telephone: (704) 374-3061

Facsimile: (704) 715-1486

Fronting Bank

Wells Fargo Bank, National Association, as Fronting Bank

One Wells Fargo Center, 14th Floor, MAC D1053-144

301 South College Street

Charlotte, North Carolina 28202

Attention: Karen Hanke

Telephone: (704) 374-3061

Facsimile: (704) 715-1486